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                                                                   EXHIBIT 10.26

                 ASSIGNMENT, CONVEYANCE AND ASSUMPTION AGREEMENT
                                      (HPP)


         This Assignment, Conveyance and Assumption Agreement, dated as of February 4 2002, is entered into by and among U.S. PROPANE, L.P., a Delaware limited partnership (the "Partnership") and HERITAGE HOLDINGS, INC., a Delaware corporation (the "Company").

                                    RECITALS

         WHEREAS, the Company was heretofore the general partner of each of Heritage Propane Partners, L.P. ("HPP") and Heritage Operating, L.P. ("HOP"), both Delaware limited partnerships (HPP and HOP are collectively the "Limited Partnerships") and the Partnership is the new general partner of the Limited Partnerships pursuant to Amendment No. 4 to the Amended and Restated Agreement of Limited Partnership of HPP and Amendment No. 2 to the Amended and Restated Agreement of Limited Partnership of HOP; and

         WHEREAS, pursuant to the terms hereof the Company has agreed to assign and transfer to the Partnership all of the Contracts in accordance with the terms hereof.

         NOW THEREFORE, in consideration of their mutual undertakings and agreements hereunder; the parties to this Agreement undertake and agree as follows:
                                    ARTICLE I
                                   DEFINITIONS

         The following capitalized terms shall have the meanings given below.

         "Agreement" means this Assignment, Conveyance and Assumption Agreement.

         "Contracts" means all of the contracts, permits, understandings, relationships, and other agreements entered into by the Company in its capacity as the general partner of the Limited Partnerships or for the benefit of the Limited Partnerships for the operation and support of the

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Business, of every kind, character and description, whether written or oral, whether accrued or contingent, and however evidenced or memorialized, including, but not limited to:

                  (a) all rights in real property or personal property arising under leases, easements or other contracts or arrangements;

                  (b) all agreements for, or relating to, storage tanks, motor vehicles, trailers, tanks, railcars, and related equipment, whether owned or leased;

                  (c) every contract, agreement, arrangement, grant, trust or other arrangement or understanding of any kind;

                  (d) any and all right, claims and causes of action that the Company may have under warranties, insurance policies or otherwise against any person or property, whether known or unknown, accrued or contingent, and whether or not reflected on the books and records of the Company insofar as any of the same relate to the Business;

                  (e) every right to sell or distribute any product or service;

                  (f) all know-how, every trade secret, every customer list and all other confidential information of every kind;

                  (g) every customer relationship, employee relationship, supplier relationship and other relationship of any kind;

                  (h) every business conducted prior to the Effective Time;

                  (i) every other proprietary right of any kind;

                  (j) all governmental licenses, permits and authorizations of every kind;

                  (k) copies of all of the books, records, papers and instruments of the Company relating to the Business, of whatever nature and wherever located, including without limitation, accounting and financial records, documentation related to the Business,

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         customer correspondence, sales records, credit reports and other data relating to the Business;

                  (l) any and all monies, rents, revenues, accounts receivable or other proceeds receivable or owing to the Company as it relates to the Business;

                  (m) all deposits, prepayments and prepaid expenses;

                  (n) all unbilled receivables;

                  (o) all stock, partnership or other equity interests in any entity as the same relates to the Business;

                  (p) all trade names, trademarks, service marks, logos, marks and symbols of any kind, together with all goodwill associated therewith and all other trade names, trademarks and service marks;

                  (q) all rights, benefits, privileges and appurtenances pertaining to any of the foregoing; excluding however, any of such assets that constitute Excluded Assets.

         "Assumed Liabilities" means all of the Company's liabilities arising from or relating to the Business arising under the Contracts, as of the Effective Time, of every kind, character and description, whether known or unknown, accrued or contingent, and whether or not reflected on the books and records of the Company as of the Effective Time, excluding, however, any of such liabilities that constitute Excluded Liabilities.

         "Business" means the operations conducted by the Company as the general partner of Heritage Propane Partners, L.P.

         "Company" has the meaning assigned to such term in the opening paragraph of this Agreement.

         "Effective Time" means the time that the Partnership becomes the general partner of the Limited Partnerships.

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         "Excluded Assets" means those assets of the Company described on
Schedule 1 hereto.

         "Excluded Liabilities" means all of the liabilities described on
Schedule 2 hereto.

         "Restriction" has the meaning assigned to such term in Section 9.2.

         "Restriction-Asset" has the meaning assigned to such term in Section
9.2.

         "Specific Conveyances" has the meaning assigned to such term in Section 2.2.

                                   ARTICLE II
                          ASSIGNMENT TO THE PARTNERSHIP

         2.1 Assignment. The Company, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby grants, assigns, transfers and conveys to the Partnership, its successors and assigns, subject to the terms of this Agreement, for its and their own use forever, all right, title and interest in and to the Contracts. The Partnership hereby accepts the Contracts, TO HAVE AND TO HOLD the Contracts unto the Partnership, its successors and assigns, subject, however, to the terms and conditions stated in this Agreement, forever.

         2.2 Specific Transfers. To further evidence this assignment and more fully and effectively convey record title with respect to any real property included in the Contracts (if any), the Company will execute and deliver to the Partnership such other documents as may be necessary to effect the purposes of this Agreement (a "Specific Conveyance"). Any Specific Conveyance is not intended to modify, and shall not modify, any of the terms, covenants and conditions herein set forth and is not intended to create, and shall not create, any additional covenants or warranties of or by the Company.

                                   ARTICLE III
                                    [OMITTED]

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                                   ARTICLE IV
                        ASSUMPTION OF CERTAIN LIABILITIES

         4.1. Assumption of Certain Liabilities by the Partnership. In connection with the assumption and transfer of the Contracts to the Partnership by the Company, the Partnership hereby assumes and agrees to duly and timely pay, perform and discharge the Assumed Liabilities, to the full extent that the Company has been heretofore or would have been in the future were it not for the execution and delivery of this Agreement obligated to pay, perform and discharge the Assumed Liabilities; provided, however, that said assumption and agreement to duly and timely pay, perform and discharge the Assumed Obligations shall not increase the obligation of HOP with respect to the Assumed Liabilities beyond that of the Company, waive any valid defense that was available to the Company with respect to the Assumed Liabilities or enlarge any rights or remedies of any third party under any of the Assumed Liabilities.

                                    ARTICLE V
                                 INDEMNIFICATION

         5.1 Indemnification With Respect to Excluded Liabilities. The Company shall indemnify, defend and hold harmless the Partnership, its their respective officers and directors and their respective successors and assigns, from and against any and all claims, demands, costs, liabilities (including, without limitation, liabilities arising by way of active or passive negligence) and expenses (including court costs and reasonable attorneys' fees) of every kind, character and description, whether known or unknown, accrued or contingent, and whether or not reflected on the books and records of the Company as of the Effective Time, arising from or relating to the Excluded Liabilities.

         5.2 Indemnification With Respect to Assumed Liabilities. The Partnership shall indemnify, defend and hold harmless the Company, its officers and directors, its successors and assigns from and against any and all claims, demands, costs, liabilities (including, without

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limitation, liabilities arising by way of active or passive negligence) and expenses (including court costs and reasonable attorneys' fees) of every kind, character and description, whether known or unknown, accrued or contingent, and whether or not reflected on the books and records of the Company as of the Effective Time, arising from or relating to the Assumed Liabilities.

                                   ARTICLE VI
                               STATUS OF CONTRACTS

         6.1 Encumbrances. The assignment of the Contracts made under Section
2.1 is made expressly subject to (a) all recorded and unrecorded liens, encumbrances, agreements, defects, restrictions, adverse claims and all laws, rules, regulations, ordinances, judgments and orders of governmental authorities or tribunals having or asserting jurisdiction over the Contracts of the business and operations conducted thereon or therewith, in each case to the extent the same are valid, enforceable and affect the Contracts, including, without limitation, the Assumed Liabilities and (b) all matters contained in any Specific Conveyance.

         6.2 Disclaimer of Warranties; Subrogation.

                  (a) THE COMPANY IS CONVEYING THE CONTRACTS "AS IS" WITHOUT REPRESENTATION OR WARRANTY, WHETHER EXPRESS, IMPLIED OR STATUTORY (ALL OF WHICH THE COMPANY HEREBY DISCLAIMS), AS TO (i) TITLE, (ii) FITNESS FOR ANY PARTICULAR PURPOSE OR MERCHANTABILITY OR DESIGN OR QUALITY, OR
         (iii) ANY OTHER MATTER WHATSOEVER. THE PROVISIONS OF THIS SECTION 6.2 HAVE BEEN NEGOTIATED BY THE PARTNERSHIP AND THE COMPANY AFTER DUE CONSIDERATION AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY REPRESENTATIONS OR WARRANTIES OF THE COMPANY, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE

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         ASSETS THAT MAY ARISE PURSUANT TO ANY LAW NOW OR HEREAFTER IN EFFECT,
         OR OTHERWISE, EXCEPT AS EXPRESSLY SET FORTH HEREIN.

                  (b) The assignment of the Contracts made under Section 2.1 is made with full rights of substitution and subrogation of the Partnership, and all persons claiming by, through and under the Partnership, to the extent assignable, in and to all covenants and warranties by the predecessors-in-title of the Company, and with full subrogation of all rights accruing under applicable statutes of limitation and all rights of action of warranty against all former owners of the Contracts.

                  (c) The Company and the Partnership agree that the disclaimers contained in this Section 6.2 are "conspicuous" disclaimers. Any covenants implied by statute or law by the use of the words "grant," "convey," "bargain," "sell," "assign," "transfer," "deliver," or "set over" or any of them or any other words used in this Agreement are hereby expressly disclaimed, waived and negated.

                                   ARTICLE VII
                               FURTHER ASSURANCES

         7.1 Company Assurances. From time to time after the date hereof, and without any further consideration, the Company shall execute, acknowledge and deliver all such additional assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate to more fully assure the Partnership, its successors and assigns, all of the properties, rights, interests, estates, remedies, powers and privileges by this Agreement granted to the Partnership or intend so to be.

         7.2 Partnership Assurances. From time to time after the date hereof, and without any further consideration, the Partnership shall execute, acknowledge and deliver all such additional

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instruments, notices and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate to more fully and effectively carry out the purposes and intent of this Agreement.

                                  ARTICLE VIII
                                POWER OF ATTORNEY

         The Company hereby constitutes and appoints the Partnership, its successors and assigns, its true and lawful attorney-in-fact with full power of substitution for it and in its name, place and stead or otherwise on behalf of the Company, its successors and assigns, and for the benefit of the Partnership, its successors and assigns, to demand and receive from time to time the Contracts and to execute in the name of the Company and its successors and assigns instruments of conveyance, instruments of further assurance and to give receipts and releases in respect of the same, and from time to time to institute and prosecute in the name of the Partnership or the Company for the benefit of the Partnership, HPP or HOP, as may be appropriate, any and all proceedings at law, in equity or otherwise which the Partnership, its successors and assigns may deem proper in order to collect, assert or enforce any claims, rights or titles of any kind in and to the Contracts, and to defend and compromise any and all actions, suits or proceedings in respect of any of the Contracts and to do any and all such acts and things in furtherance of this Agreement as the Partnership, its successors or assigns shall deem advisable. The Company hereby declares that the appointment hereby made and the powers hereby granted are coupled with an interest and are and shall be irrevocable and perpetual and shall not be terminated by any act of the Company, its successors or assigns or by operation of law.

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                                   ARTICLE IX
                                  MISCELLANEOUS

         9.1 Effective Time. The assignment of the Contracts to the Partnership shall be effective for all purposes as of the Effective Time.

         9.2 Consents; Restriction on Assignment. If there are prohibitions against or conditions to the assignment of one or more portions of the Contracts without the prior written consent of third parties, including, without limitation, governmental agencies (other than consents of a ministerial nature which are normally granted in the ordinary course of business), which is not satisfied would result in a breach of such prohibitions or conditions or would give an outside party the right to terminate the Partnership's rights with respect to such portion of the Contracts (herein called a "Restriction"), then any provision contained in this Agreement to the contrary notwithstanding, the transfer of title to or interest in each such portion of the Contracts (herein called the "Restriction-Asset") pursuant to this Agreement shall not become effective unless and until such Restriction is satisfied, waived or no longer applies. When and if such a Restriction if so satisfied, waived or no longer applies, to the extent permitted by applicable law and any applicable contractual provisions, the assignment of the Restriction-Asset subject thereto shall become effective automatically as of the Effective Time, without further action on the part of the Partnership or the Company. The Company and the Partnership agree to use their best efforts to obtain satisfaction of any Restriction on a timely basis. The description of any portion of the Contracts as a Restriction-Asset shall not be construed as an admission that any Restriction exists with respect to the transfer of such portion of the Contracts. In the event that any Restriction-Asset exists, the Company agrees to hold such Restriction-Asset in trust for the exclusive benefit of the Partnership and to otherwise use its best efforts to provide the Partnership with the benefits thereof, and the Company will enter into other agreements, or take such other action as it deems necessary,

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in order to help ensure that the Partnership has the agreements and concomitant rights necessary to enable it to operate under the Contracts assigned to the Partnership in all material respects as they were operated prior to the Effective Time.

         9.3 Costs. The Partnership, at the expense of HOP, shall pay all sales, use and similar taxes arising out of the assignments, conveyances and deliveries to be made hereunder, and shall pay all documentary, filing, recording, transfer, deed, and conveyance taxes and fees required in connection therewith. In addition, the Partnership shall be responsible for all costs, liabilities and expenses (including court costs and reasonable attorneys' fees) incurred in connection with the satisfaction or waiver of any Restriction pursuant to
Section 9.2.

         9.4 Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words "hereof," "herein," and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including, without limitation, all Schedules and Exhibits attached hereto and not to any particular provision of this Agreement. All references herein to Articles, Sections, Schedules and Exhibits shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement and the Schedules and Exhibits attached hereto, and all such Schedules and Exhibits attached hereto are hereby incorporated herein and made a part hereof for all purposes. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word "including" following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limited language (such as "without limitation," "but not limited to," or words or similar import) is

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used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

         9.5 Successors and Assigns. The Agreement shall be binding upon and inure to the benefit of the parties signatory hereto and their respective successors and assigns.

         9.6 No Third Party Rights. The provisions of this Agreement are intended to bind the parties signatory hereto as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

         9.7 Counterparts. This Agreement may be executed in any number of counterparts, in all which together shall constitute one agreement binding on the parties hereto.

         9.8 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Oklahoma applicable to contracts made and to be performed wholly within such state without giving effect to conflict of law principles thereof, except to the extent that it is mandatory that the law of such other jurisdiction, wherein the Assets are located, shall apply.

         9.9 Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provisions or provisions held to be invalid, and an equitable adjustment shall be made and necessary provisions added so as to give effect to the intention of the parties as expressed in this Agreement at the time of execution of this Agreement.

         9.10. Deed; Bill of Sale; Assignment. To the extent required by applicable law, this Agreement shall also constitute a "deed," "bill of sale" or "assignment" of the Assets.

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         9.11. Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the parties hereto. Each such instrument shall be reduced to writing and shall be designated on its face an "Amendment" to this Agreement.

         9.12. Integration. This Agreement supersedes all previous understandings or agreements between the parties, whether oral or written, with respect to its subject matter. This document is an integrated agreement that contains the entire understanding of the parties. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the parties hereto after the date of this Agreement.

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.


                                 HERITAGE HOLDINGS, INC.


                                 By:
                                    --------------------------------------
                                 Name:
                                      ------------------------------------
                                 Title:
                                       -----------------------------------



                                 U.S. PROPANE, L.P.

                                 By U.S. Propane, L.L.C., General Partner


                                 By:
                                    --------------------------------------
                                 Title:            Vice President
                                       -----------------------------------








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                                   SCHEDULE 1

                                 Excluded Assets


1. All ownership interests in 4,426,916 Common Units of Heritage Propane Partners, L.P.

2. The Company's rights in that certain Indemnification Agreement dated August 10, 2000, with U.S. Propane, L.P.

3. The Company's rights in that certain Indemnification Agreement dated February 4, 2002 with U.S. Propane, L.P.






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                                   SCHEDULE 2

                              Excluded Liabilities


1. The Company's liabilities, if any, arising under the Indemnification Agreement dated August 10, 2000 with U.S. Propane, L.P.

2. The Company's liabilities arising under the Indemnification Agreement dated February 4, 2002 with U.S. Propane, L.P.